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                                                                    EXHIBIT 99.1

INFORMATION RELATING TO ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by Esterline Technologies Corporation (the "Company") in connection with the issuance and distribution of the Company's common stock, par value $0.20 per share, being offered pursuant to the registration statement, File No. 333-117905 (the "Registration Statement"), and a prospectus supplement to be filed November 19, 2004 (the "Prospectus Supplement"), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee..............    $ 12,670*
NASD, blue sky fees and expenses.................................      10,500
Printing and engraving expenses..................................     135,000
Legal fees and expenses..........................................     150,000
Accounting fees and expenses.....................................     212,069
Transfer agent and registrar fees................................       5,000
Miscellaneous....................................................       4,761
     Total.......................................................    $530,000
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

* Portion of the $38,010 filing fee paid by the Company in connection with the Registration Statement relating to the common stock to be offered pursuant to the Prospectus Supplement.